UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2004

WESTCORP

(Exact Name of Registrant as Specified in Charter)

California	33-13646	51-0308535
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

23 Pasteur, Irvine, California 92618-3804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 727-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 – Westcorp Press Release dated July 21, 2004

Item 9. Regulation FD Disclosure.

The following disclosure information is being furnished under Item 9 – Regulation FD Disclosure of Form 8-K pursuant to Rule 101(e)(1) of Regulation FD:

On July 22, 2004, Westcorp held a conference call with its subsidiary company WFS Financial Inc. In this conference call, guidance was provided as follows:

“If the merger of WFS Financial into Western Financial Bank were to be completed in the fourth quarter of this year, we estimate the impact to Westcorp’s earnings to be between $0.10 and $0.20 per share over the next twelve months following the merger and accretive thereafter. If the merger does not take place this year, we expect to earn from $3.90 to $4.00 per share at Westcorp. We expect our origination growth rate to be slightly lower than our previous guidance. We expect our chargeoff experience to be slightly lower than our previous guidance.”

This Regulation FD information is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Act.

Item 12. Results of Operations and Financial Condition.

On July 21, 2004, Westcorp issued a press release announcing its results of operations for the quarter ended June 30, 2004. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCORP,
a California corporation

July 22, 2004	By:	/s/ LEE A. WHATCOTT

Lee A. Whatcott
Executive Vice President,
Chief Financial Officer and
Chief Operations Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Westcorp Press Release dated July 21, 2004